                      EMPLOYMENT AND TERMINATION AGREEMENT
                      ------------------------------------

     This EMPLOYMENT AND TERMINATION AGREEMENT ("Agreement") made as of this __ day of August 2001, by and between Nobel Learning Communities, Inc. ("Company") and Jack Clegg ("Executive").

     WHEREAS, the Executive is presently serving as a senior executive of the Company; and

     WHEREAS, the Company wishes to provide the Executive with certain current life insurance and disability benefits, and with certain termination benefits in the event that Executive's employment with the Company terminates for specified reasons, described below in this Agreement;



     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Term of Agreement.
     -----------------

     1.1 This Agreement shall be effective as of the date first set forth above and shall remain effective until such date, if any, that the Company terminates the Executive's employment for Cause.

     1.2 As used in this Agreement, "Cause" shall mean (i) the Executive's conviction of or plea of guilty or nolo contendere to a felony or the incarceration of the Executive for a period of forty-five (45) consecutive days; or (ii) the Executive's habitual drunkenness or illicit drug abuse.

2.   Termination Event.  A Termination Event will exist upon the occurrence of
     -----------------
any of the following events:

     2.1 The involuntary termination of Executive from employment, other than for Cause;

     2.2  The death of Executive while employed by the Company; and

     2.3 The disability of Executive while employed by the Company, with disability defined as the permanent inability to perform the essential duties of the Executive's own occupation, with or without accommodation;

3.   Rights Following A Termination Event.
     ------------------------------------

     3.1 If an event described in Section 2 above occurs ("Termination Event"), the Company shall pay and provide the compensation and benefits set forth below:

          (a) The Company shall pay the Executive (or if deceased, his Estate) severance pay, in an amount equal to 2.99 times the Executive's "base amount," where the base amount is equal to the average of the Executive's W-2 earnings for the five (5)

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full calendar years (or such shorter time that the Executive was employed by the
Company) preceding the Termination Event, divided and payable in fifty-two (52) equal, bi-weekly payments. Such payments shall begin on the first normal payroll date following the eighth business day after the Executive (or if deceased, the Executor of his Estate) signs the General Release provided for in section 3.2 of this Agreement.

          (b) In the event that the payments to the Executive under this Agreement are reasonably determined by the Company to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (as amended)("the Code"), the total of such payments shall be reduced to that amount expressed in present value which maximizes the aggregate present value of the payments to the Executive, without causing any payment to the Executive to be subject to taxation under Section 4999 of the Code or to be subject to loss of deduction to the Company under Section 280(G) of the Code. Present value shall be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code.

          (c) The Company shall continue to provide family health insurance coverage to Executive (or, in the event of his death, his legal spouse) under a Company- sponsored group health insurance plan, at the Company's cost and under the terms and conditions applicable to Executive and his dependents under such plan, for the remainder of Executive's life, or, in the event Executive predeceases his legal spouse, for the duration of his spouse's life. In the event that the Company is unable under its then-current group health insurance plan to provide family health insurance coverage to Executive (or, in the event of his death, his legal spouse), the Company shall reimburse Executive (or, in the event of his death, his legal spouse) up to Twenty Four Thousand Dollars ($24,000) per year for the cost incurred by Executive (or, in the event of his death, his legal spouse) to obtain similar health insurance coverage.

          (d) The Company shall provide Executive with two full, annual scholarships per year to the Company school of Executive's choosing, to be used as directed by Executive, for the life of Executive.

          (e) The aggregate of payments and benefits provided under this section
3.1 shall be offset by the aggregate of any payments or benefits owed to Executive under either the Nobel Learning Communities, Inc. Senior Executive Severance Pay Plan or Nobel Learning Communities, Inc. Executive Severance Pay Plan.

     3.2 Notwithstanding the foregoing provisions of this Section 3.1, the Executive's right to receive any of the payments or benefits set forth in this
Section 3.1 shall be conditioned upon Executive's execution (or if deceased, execution by the Executor of his Estate) of a Release and Waiver of Claims in a form substantially identical to the form attached as Exhibit A to this Agreement, and upon full compliance with Section 4 of this Agreement.

4.   Interference with the Company.
     -----------------------------

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     4.1  The Executive will not, (i) for a period of three (3) years after termination of his employment with the Company, directly or indirectly, (1) engage, whether as principal, agent, investor, representative, stockholder (other than as the holder of not more than five percent (5%) of the stock or equity of any corporation the capital stock of which is publicly traded), employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within the continental United States, which is competitive with the business of the Company as it exists on the date of Executive's termination, (2) solicit or entice or endeavor to solicit or entice away from the Company any director, officer, employee, agent or consultant of the Company, either on his own account or for any person, firm, corporation or other organization, whether or not the person solicited would commit any breach of such person's contract of employment by reason of leaving the Company's service, (3) solicit or entice or endeavor to solicit or entice away any of the clients or customers of the Company, either on his own account or for any other person, firm, corporation or organization, or (4) employ any person not currently employed by Executive (except for family members, John Frock, or Doreena York) who was a director, officer or employee of the Company, at any time during the two years preceding termination of his employment with the Company, unless such person's employment was terminated by the Company, or any person who is or may be likely to be in possession of any Confidential Information.

     4.2 In exchange for the promises of Executive set forth in section 4.1, the Company shall pay Executive a lump sum payment of One Hundred Thousand Dollars ($100,000) on the 30th day following the beginning of each of the first, second, and third years of the post-employment restrictions provided for in section 4.1.

     4.3 The Company may, in its sole discretion, choose to extend the provisions of paragraph 4.1 beyond the three-year period, conditioned on the agreement of the Company and Executive to a monetary payment for such extension.

     4.4 The parties hereto agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants set forth in this Section
4.1 because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

5.   Injunctive Relief.
     -----------------

     5.1 In the event that the Company seeks an injunction or similar equitable relief for the breach or threatened breach of the provisions of Section 5.1 of this Agreement, the Executive agrees that the Executive shall not use the availability of arbitration in Section 12 hereof as grounds for the dismissal of any such injunctive action.

6.   Post-Employment Consulting Services.
     -----------------------------------

     6.1 In the event that Executive terminates voluntarily his employment with the Company during the term of this Agreement, the Company agrees to provide Executive upon termination with a consulting contract that will contain the following terms:

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          (a) a minimum five-year term, at the discretion of the Executive, to provide consulting services upon request of the Company, such services not to exceed 10 hours per month;

          (b) a minimum annual payment of Two Hundred Thousand Dollars ($200,000), payable in such installments as agreed between the Executive and the Company;

          (c) the benefits provided in sections 3.1(c) and 3.1(d) of this Agreement; and

          (d) other terms as agreed between the Executive and the Company.

     6.2 The aggregate of payments received under a consulting contract entered into pursuant to section 6.1 shall be offset by the aggregate of any payments received by Executive under section 3.1(a), and the aggregate of any payments received by Executive under either the Nobel Learning Communities, Inc. Senior Executive Severance Pay Plan or Nobel Learning Communities, Inc. Executive Severance Pay Plan.

7.   Life Insurance
     --------------

     7.1 The Company shall provide Executive, at the Company's expense, a fully-paid life insurance policy, designed to provide a death benefit of Six Hundred and Forty Thousand Dollars ($640,000) to Executive's designated beneficiary.

8.   Successors and Assigns.
     ----------------------

     8.1  Assignment by the Company.  The Company shall require any successors
          -------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

     8.2  Assignment by the Executive.  The Executive may not assign this
          ---------------------------
Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Executive from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if

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no beneficiary has been so designated, the legal representative of the Executive
(in the event of his incompetency) or the Executive's estate.

9.   Governing Law.
     -------------

     9.1 This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts to be performed entirely within such state. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

10.  Entire Agreement.
     ----------------

     10.1 This Agreement contains all the understandings and representations between the parties pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them.

11.  Amendment, Modification, Waiver.
     -------------------------------

     11.1 No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

12.  Arbitration.
     -----------

     12.1 The Company and the Executive will attempt amicably to resolve disagreements and disputes hereunder or in connection with the employment of Executive by negotiation. If the matter is not amicably resolved through negotiation, within thirty (30) days after written notice from either party, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, will be subject to exclusive, final and binding arbitration, which will be conducted in Philadelphia, PA, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. Either party may bring a court action to compel arbitration under this Agreement or to enforce an arbitration award.

13.  Notices.
     -------

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     13.1 Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

          If to the Company:

               Nobel Learning Communities, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Media, PA  19063
               Attention: General Counsel

          If to the Executive:

               Jack Clegg
               10 Hunt Valley Circle
               Berwyn, PA  19312

14.  Severability.
     ------------

     14.1 Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

15.  Withholding.
     -----------

     15.1 Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may,

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in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

16.  Survivorship.
     ------------

     16.1 The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

17.  Employment at Will.
     ------------------

     17.1 No provision of this Agreement shall be construed to alter the Executive's status as an employee at will. The Company retains the right to terminate Executive's employment at any time, with or without cause.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



NOBEL LEARNING COMMUNITIES, INC.


Attest:  ________________________________
BY:  ___________________________________
          Edward Chambers
          Chair, Compensation Committee


Executive:_______________________________

Witness:________________________________

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                                   EXHIBIT "A"

                          RELEASE AND WAIVER OF CLAIMS

     1. In consideration for the Company's agreement to provide the benefits outlined in my Employment and Termination Agreement, I hereby REMISE, RELEASE, AND FOREVER DISCHARGE Nobel Learning Communities, Inc., together with its subsidiaries and affiliates, and its and their officers, directors, employees, agents, predecessors, shareholders, partners, successors, assigns, heirs, executors and administrators (hereinafter referred to collectively as "RELEASEES"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of my employment with Nobel Learning Communities, Inc. until the execution date of this Release and Waiver of Claims, which concern or relate in any way to my employment or the termination of my employment with Nobel Learning Communities, Inc., including, but not limited to, any claims arising under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq., as amended (the "ADEA"), Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e et seq., as amended ("Title VII"), the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq. (the "ADA"), the Employee Retirement Income Security Act of 1974, 29 U.S.C. (S) 301 et seq., as amended ("ERISA"), the Older Workers Benefit Protection Act, 29 U.S.C. (S) 621 et seq. (the "OWBPA"), the Pennsylvania Human Relations Act, 43 P.S. (S) 951 et seq., and any and all other federal, state, or local laws, and any common law claims now or hereafter recognized, as well as all claims for counsel fees and costs.

     2.   I hereby certify and acknowledge that:

          a. I have read the terms of this Release and Waiver of Claims and I understand its terms and effects, including the fact that I have agreed to RELEASE AND FOREVER DISCHARGE RELEASEES from any claim which concerns or relates in any way to my employment or the termination of my employment Nobel Learning Communities, Inc.;

          b. I have signed this Release and Waiver of Claims voluntarily and knowingly in exchange for the consideration referred to herein, which I acknowledge is adequate and satisfactory to me;

          c. I have been advised by this writing to consult with an attorney concerning this Release and Waiver of Claims, prior to signing this Release and Waiver of Claims;

          d. I have been informed that I have the right to consider this Release and Waiver of Claims for a reasonable period of time, up to a maximum of 21 days from receipt, and I have signed on the date indicated below after concluding that this Release and Waiver of Claims is satisfactory to me; and

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

          e. Neither Nobel, nor any of its agents, representatives, employees, or attorneys, has made any representations to me concerning the terms or effects of this Release and Waiver of Claims other than those contained herein.

     3. I also understand that I have the right to revoke this Release and Waiver of Claims within 7 days after execution, and that this Release and Waiver of Claims will not become effective or enforceable until the revocation period has expired, by giving written notice to the following:

               General Counsel
               Nobel Learning Communities, Inc.
               Rose Tree Corporate Center II
               1400 North Providence Road
               Suite 3055
               Media, PA  19063

 .         IN WITNESS WHEREOF, and intending to be legally bound hereby, I execute the foregoing Release and Waiver of Claims this ______day of ______________,______.


_________________________         ___________________________
Witness                           Jack Clegg

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